Exhibit 4.11

Supplementary Agreement

Party A: Guangzhou Chuangren Software and Information Technology Services Co., Ltd.

Contact: Jiao Yanan Tel: 18610459242

Address: Room 402, No.2 Building, No.115, Gaopu Road, Tianhe District, Guangzhou City

E-mail:jiaoyanan@bj. pconline. com Party A customer (if any):

Party B: Beijing Baosheng Network Technology Co., Ltd.

Contact: Gong Sheng Tel: 18510092665

Address: 5F East, Building 8, Xishanhui, Shijingshan District, Beijing

E-mail: ae@bsacme.com;

Whereas, Party A and Party B signed Cooperation Agreement on February 1, 2024 (hereinafter referred to as “Original Agreement”). Through friendly negotiation, both parties have reached a supplementary agreement on the matters related to Toutiao media policies (hereinafter referred to as the “supplementary agreement”.

1.Business policies from July 15, 2024:

From July 15, 2024, Party B gives 1.5% return discount to Party A in the form of return after consumption in accordance with Party A’s consumption amount in each quarter. Return ratio is 1.5% for the agent with policy form of return. After the recharge amount in accounts meeting return conditions are consumed completely, corresponding return amount will be directly refunded to Party A’s account at the end of the first month of the next quarter (that is, prior to October 31, 2024 and January 31, 2025). Examples: if Party A consumes 100 yuan of cash cumulatively between July 15, 2024 and September 30, 3024, 1.5 yuan of arrival amount will be refunded prior to October 31, 2024.

2. Matters uncovered in the supplementary agreement shall be subject to the original agreement; Matters agreed in the supplementary agreement shall be subject to the supplementary agreement.

3. The Agreement comes into effect since signed and sealed by both parties. This agreement is made in duplicate, with each party holding one copy, both of which have the same legal effect. (No text)

Party A (seal): Guangzhou Chuangren Software and Information Technology Services Co., Ltd.
Party B (seal): Beijing Baosheng Network Technology Co., Ltd.

Date: July 15, 2024

Date: July 15, 2024

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Recharge bill

Final statement No.:

Media name	Toutiao
Recharge account	1793039402088459	Recharge amount	100 yuan
Preferential Policies	Return goods in accordance with 0% of Party A’s recharge amount	Arrival amount	100 yuan
Execution matters

1) After Party A and Party B confirm the recharge amount, Party A shall make a prepayment to Party B according to the confirmed recharge amount and confirm it through the email designated by both parties.

2) Party B shall recharge Party A’s account within 3 business days upon the receipt of Party A’s recharge amount. Party B shall sign Recharge Bill and provide legally valid VAT special invoice with correct amount and meeting the national regulations to Party A within 2 business days after Party A makes the payment.

3) If Party B fails to recharge Party A’s account or provide Party A with the invoice or sign Recharge Bill as agreed, Party A is entitled to claim back the amount paid to Party B.

Account to be credited

Account name: Beijing Baosheng Network Technology Co., Ltd.

Bank of deposit: Bank of Hangzhou Co., Ltd. Beijing Shijingshan Wenchuang Branch

Account No.: 1101040160001302438

Bank address: No.45, Shijingshan Road, Shijingshan District, Beijing City

Invoice	Invoice content: Advertising release fees Invoice type: VAT special invoice
Remarks

1. The recharge bill is an appendix to the Cooperation Agreement signed by Party A and Party B and its supplementary agreement.

2. Matters uncovered in the recharge bill shall be subject to the regulations in the Cooperation Agreement signed by Party A and Party B and its supplementary agreement.

3. The execution order is made in triplicate, with Party A holding two copies and Party B holding one copy. It shall come into force after being signed and sealed by both parties

4. The execution order is signed on: July 2, 2024

Party A: Guangzhou Chuangren Software and Information Technology Services Co., Ltd. Address: Room 402, No.2 Building, No.115, Gaopu Road, Tianhe District, Guangzhou City

Contact: Liang Xuanxuan Jiao Yanan

Tel: 13702944210

E-mail: liangxuanxuan@pcauto.com.cn

jiaoyanan@bj.pconline.com.cn

Party B: Beijing Baosheng Network Technology Co., Ltd. Address: 5F East, Building 8, Xishanhui, Shijingshan District, Beijing Contact: Ma Weijia Tel: 15201669322 E-mail: mwj@bsacme.com

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Recharge bill

Final statement No.:

Media name	Toutiao
Recharge account	1793039402088459	Enjoy drains on return cash	100 yuan
Preferential policies	Return goods in accordance with 1.5% of Party A’s recharge amount	Post-return amount	1.5 yuan
Execution matters

1) After Party A and Party B confirm the recharge amount, Party A shall make a prepayment to Party B according to the confirmed recharge amount and confirm it through the email designated by both parties.

2) Party B shall recharge Party A’s account within 3 business days upon the receipt of Party A’s recharge amount. Party B shall sign Recharge Bill and provide legally valid VAT special invoice with correct amount and meeting the national regulations to Party A within 2 business days after Party A makes the payment.

3) If Party B fails to recharge Party A’s account or provide Party A with the invoice or sign Recharge Bill as agreed, Party A is entitled to claim back the amount paid to Party B.

Account to be credited

Account name: Beijing Baosheng Network Technology Co., Ltd.

Bank of deposit: Bank of Hangzhou Co., Ltd. Beijing Shijingshan Wenchuang Branch

Account No.: 1101040160001302438

Bank address: No.45, Shijingshan Road, Shijingshan District, Beijing City

Invoice	Invoice content: Advertising release fees Invoice type: VAT special invoice
Remarks

1. The recharge bill is an appendix to the Cooperation Agreement signed by Party A and Party B and its supplementary agreement.

2. Matters uncovered in the recharge bill shall be subject to the regulations in the Cooperation Agreement signed by Party A and Party B and its supplementary agreement.

3. The execution order is made in triplicate, with Party A holding two copies and Party B holding one copy. It shall come into force after being signed and sealed by both parties

4. The execution order is signed on: July 2, 2024

Party A: Guangzhou Chuangren Software and Information Technology Services Co., Ltd. Address: Room 402, No.2 Building, No.115, Gaopu Road, Tianhe District, Guangzhou City

Contact: Liang Xuanxuan

Tel: 13703944210

E-mail: liangxuanxuan@pcauto.com.cn

jiaoyanan@bj.pconline.com

Party B: Beijing Baosheng Network Technology Co., Ltd. Address: 5F East, Building 8, Xishanhui, Shijingshan District, Beijing Contact: Ma Weijia Tel: 15201669322 E-mail: mwj@bsacme.com

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